Exhibit 23.2




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

         We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Colonial Bank, FSB 401(k) Savings Plan of our report dated March 17, 2005, with respect to the consolidated financial statements of Colonial Bankshares, Inc. included in the Registration Statement (Form SB-2 No.333-123583) and related prospectus of Colonial Bankshares, Inc. filed with the Securities and Exchange Commission.



                                                /s/ Beard Miller Company LLP



Harrisburg, Pennsylvania
August 4, 2005





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